Exhibit 23.1










               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         We have  issued our report  dated  January 17,  2001  accompanying  the
consolidated  financial  statements  of  National  Penn  Bancshares,   Inc.  and
Subsidiaries appearing in the 2000 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.





/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
May 1, 2001